Exhibit 16.1

February 26, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have been furnished with a copy of the Form 8-K for the event that occurred on February 26, 2025, to be filed by our former client, ATIF Holdings Limited. We agree with the statements concerning our firm contained in such Form 8-K.

We have no position to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ ZH CPA, LLC

Denver, Colorado

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us